UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 04, 2025

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 11, 2025, CleanSpark, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) announcing the appointment of S. Mathew Schultz as the Company’s Chief Executive Officer. This Current Report on Form 8-K, among other things, supplements the Company’s disclosure under Item 5.02 of the Original Report in respect of Mr. Schultz’ compensation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Realignment of Leadership Team

On September 8, 2025, the Company announced that effective September 4, 2025, the Company’s Board of Directors (the “Board”) approved the following changes to executive titles:

•
Gary A. Vecchiarelli, the Company’s Chief Financial Officer, has also been appointed as the Company’s President. Mr. Vecchiarelli will retain his title as the Company’s Chief Financial Officer.
•
Scott E. Garrison, formerly the Company’s Chief Operating Officer, has been appointed as the Company’s Executive Vice President & Chief Development Officer.
•
Taylor Monnig, the Company’s Chief Technology Officer, has also been appointed as the Company’s Chief Operating Officer. Mr. Monnig will retain his title as Chief Technology Officer.

Biographical information regarding each of Mr. Vecchiarelli, Mr. Garrison, and Mr. Monnig is set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on January 22, 2025, and such information is incorporated by reference herein. There are no family relationships between any of Mr. Vecchiarelli, Mr. Garrison, or Mr. Monnig and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. None of Mr. Vecchiarelli, Mr. Garrison or Mr. Monnig is a participant in, nor is any of Mr. Vecchiarelli, Mr. Garrison, or Mr. Monnig to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, in connection with his respective appointment.

Entry into Employment Agreements

Effective September 4, 2025, the Company entered into an employment agreement with each of Mr. Schultz, Mr. Vecchiarelli, Mr. Garrison, Mr. Monnig, and with Brian J. Carson, the Company’s Chief Accounting Officer (the “Employment Agreements”). The Employment Agreements supersede all prior employment agreements entered into between the Company and each of Mr. Schultz, Mr. Vecchiarelli, Mr. Garrison, Mr. Monnig, and Mr. Carson (each, an “Executive”).

The base salaries, bonus targets, bitcoin payments and RSU grants described in this section and in the section entitled “Performance and Retention RSU Grants” were approved by the Board following the Committee’s review of benchmark data provided by the Company’s independent compensation consultant. In approving the below described compensation packages, the Committee and the Board sought to ensure that total annual direct compensation of the Executives will be competitive relative to the Company’s peers in its industry and in the broader energy and technology sectors. In determining the compensation packages set forth in the new Employment Agreements and making the performance and retention RSU grants discussed below, the Committee and the Board also considered Mr. Schultz’s agreement to accept the role of Chief Executive Officer and the increase in duties and responsibilities of each of the other Executives following the departure of the Company’s prior Chief Executive Officer and the leadership realignment described above. The Committee and the Board also sought to adjust compensation to take into account the Company’s recent achievements and to reinforce the near-term accountability and long-term alignment between Executive reward and the Company’s financial outcomes, including by expanding the use of bitcoin as an element of the Executive compensation program.

The Employment Agreements provide for the base salaries set forth in the below table, payable according to the Company’s normal payroll practices, which amount will be reviewed periodically and is subject to adjustment by the Board or the Compensation Committee (the “Committee”) of the Board.

In addition, each Executive will be entitled to receive (i) an annual discretionary target cash bonus up to the percentage of his base salary set forth in the below table, paid at the sole discretion of the Committee (provided that the Committee anticipates setting performance criteria upon which to base its determination), and (ii) the number of restricted stock units (“RSUs”) set forth in the below table, which will vest in three equal installments on each of the first, second, and third anniversaries of the grant date.

Name	Annual Base Salary	FY 2025 Annual Bonus Target Percentage	FY 2025 Annual Bonus Target Amount	Number of RSUs
S. Matthew Schultz	$950,000	up to 200%	$1,900,000	627,753
Gary A. Vecchiarelli	$650,000	up to 150%	$975,000	429,515
Scott E. Garrison	$600,000	up to 150%	$900,000	396,476
Taylor Monnig	$600,000	up to 150%	$900,000	396,476
Brian J. Carson	$425,000	up to 75%	$318,750	280,837

In addition, Mr. Schultz will receive 1.2 bitcoin per month. The other Executives will receive their pro rata share of a bitcoin pool of 1.247 bitcoin per month established by the Company. Such Executive’s pro rata share will be calculated by multiplying the monthly bitcoin pool by a fraction, the numerator of which is the amount of base salary paid to the Executive for the applicable month and the denominator of which is the sum of base salaries paid to all participants in the bitcoin pool for such month, as approved by the Board (or a committee thereof). The bitcoin compensation described above will be adjusted for halving, and will cease if the Company no longer mines bitcoin.

The Employment Agreements can be terminated (i) for cause by the Company, (ii) by the Company for any reason (other than for cause), (iii) by the Executive without good reason upon 30 days’ advance prior written notice (which the Company may accelerate), or (iv) by the Executive for good reason after having notified the Company of the event alleged to constitute good reason and providing the Company an opportunity to cure such event for a period of 30 days. Furthermore, the Executive, (i) upon termination of the Executive by the Company for cause or his resignation without good reason, or upon termination of the Executive’s Employment Agreement upon death or disability, will be entitled to receive the accrued and unpaid portion of his base salary, the Executive’s applicable bitcoin payment for that month, any reimbursement for business travel and other expenses to which he is entitled under the Employment Agreement, a lump sum payment for any accrued but unused PTO and such employee benefits (including equity compensation), if any, to which the Executive may be entitled under the Company’s employee benefit plans as of the date of the Executive’s termination; and (ii) upon termination by the Company other than for “cause” or the Executive’s resignation for “good reason,” upon signing and returning an effective release of claims, shall be entitled to receive (w) severance equal to twelve months base salary, paid over twelve months, (x) a lump sum bonus equal to such Executive’s target annual bonus, (y) monthly COBRA reimbursement for the Executive and his dependents until the earliest of (A) the twelve-month anniversary of the date of the Executive’s termination, (B) the date he is no longer eligible to receive COBRA continuation coverage, and (C) the date on which the Executive becomes eligible to receive coverage from another employer, and (z) the vesting of certain unvested restricted stock units as set forth in greater detail in the Employment Agreements.

The Employment Agreements also provide that, if an Executive is terminated without “cause” or resigns for “good reason” in the period commencing ninety days before the occurrence of a Company Transaction (as defined in the Company’s 2017 Incentive Plan) and ending twelve months after the occurrence of a Company Transaction, any equity awards that don’t otherwise vest in connection with such Company Transaction will vest upon the later of the occurrence of the Company Transaction and the return of an effective release of claims.

The foregoing description of the Employment Agreements does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Employment Agreements, copies of which are filed herewith as Exhibits 10.1 to 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Performance and Retention RSU Grants

On September 4, 2025, the Board also approved the following grants of RSUs for each Executive, with 50% of the grant comprised of RSUs designed to compensate such Executive for his performance in fiscal year 2025 (the “Performance RSUs”), and the other 50% of the grant comprised of RSUs designed to promote the retention of such Executive through the CEO transition period (the “Retention RSUs”) and beyond. In evaluating the performance of the Executives, the Board considered the key foundational principals underlying the compensation philosophy including operational and financial efficiency and ensuring responsible growth towards profitability while maintaining an industry-leading balance sheet. The Company grew significantly in all monthly reported metrics in fiscal year 2025, managed costs and achieved growth that was higher than originally budgeted, closed the acquisition of GRIID Infrastructure, Inc. in October 2024, completed an offering of $650 million aggregate principal amount of 0% coupon convertible notes, upsized the Company’s line of credit with Coinbase, and achieved 50 EH/s of self-operating hash, an industry first.

Name	Number of Performance RSUs	Number of Retention RSUs
S. Matthew Schultz	1,729,000	1,729,000
Gary A. Vecchiarelli	557,000	557,000
Scott E. Garrison	361,000	361,000
Taylor Monnig	361,000	361,000
Brian J. Carson	131,000	131,000

25% of the Performance RSUs will vest on September 9, 2025. The remaining 75% of the Performance RSUs will vest in six equal semi-annual installments commencing on February 13, 2026. The Retention RSUs will vest in three equal installments on each of the first, second, and third anniversaries of the grant date.

On October 1, 2024, the Board approved a long-term incentive plan (the “2025 LTIP”) that would have provided for the grant of RSUs in connection with the Company’s achievement of certain key performance indicator (“KPI”) targets. The KPI targets were never finalized and approved by the Board, and as such RSUs were never issued pursuant to the 2025 LTIP.

Item 7.01 Regulation FD Disclosure.

On September 8, 2025, the Company issued a press release announcing the realignment of the leadership team. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between CleanSpark, Inc. and S. Matthew Schultz, dated September 4, 2025.
10.2	Employment Agreement by and between CleanSpark, Inc. and Gary A. Vecchiarelli, dated September 4, 2025.
10.3	Employment Agreement by and between CleanSpark, Inc. and Scott E. Garrison, dated September 4, 2025.
10.4	Employment Agreement by and between CleanSpark, Inc. and Taylor Monnig, dated September 4, 2025.
10.5	Employment Agreement by and between CleanSpark, Inc. and Brian J. Carson, dated September 4, 2025.
99.1	Press Release, dated September 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	September 8, 2025	By:	/s/ Leighton R. Koehler
Leighton R. Koehler, General Counsel